UNLESS  THIS  GLOBAL  SECURITY   (AS  DEFINED  IN   THE
            INDENTURE REFERRED TO HEREIN) IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), TO THE ISSUER (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR TO SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
            WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 UNLESS AND UNTIL THIS  GLOBAL SECURITY IS EXCHAN GED IN
            WHOLE OR IN PART FOR INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                               RALSTON PURINA COMPANY

                         7-7/8% Debenture Due June 15, 2025

            No.                                     CUSIP _________
                                                       751277AS3



                 Ralston Purina  Company,  a Missouri  corporation (the
            "Issuer"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $
            (                                      Dollars) on June  15,
            2025, and to pay interest, semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 1995, on said principal sum at the office or agency of the Issuer in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the rate per annum specified in the title of this Debenture, from the June 15 or the December 15, as the case may be, next preceding the date of this Debenture to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Debenture, or unless no interest has been paid on these Debentures, in which case from June 15, 1995, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register. Notwithstanding the foregoing, if the date hereof is after the first day of June or December, as the case may be, and before the following June 15 or December 15, this Debenture shall bear interest due from such June 15 or December 15; provided, that if the Issuer shall default in the payment of interest due on such June 15 or December 15, then this Debenture shall bear interest from the next preceding June 15 or December 15 to which interest has been paid or, if no interest has been paid on these Debentures, from June 15, 1995. The interest so payable on any June 15 or December 15 will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the June 1 or December 1, as the case may be, next preceding such June 15 or December 15.

                 This Debenture is  one of  a duly  authorized issue  of
            debentures, notes, bonds or other evidences of indebtedness of the issuer (hereinafter called the "Securities" or "Debentures") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of May 26, 1995 (herein called the "Indenture"), duly executed and delivered by the Issuer to The First National Bank of Chicago, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the 7 7/8% Debentures due June 15, 2025 of the Issuer, limited in aggregate principal amount to $225,000,000.

                 The Securities are not redeemable at the option of  the
            Issuer prior to maturity and are not subject to any sinking fund.

                 In case an Event of Default with respect to the 7  7/8%
            Debentures due June 15, 2015, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                 The Securities  are subject  to the  provisions of  the
            Indenture relating to defeasance of the entire indebtedness represented by the Securities.






                 The Indenture contains provisions permitting the Issuer
            when authorized by a resolution of its Board of Directors, and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the
            Securities at  the  time  Outstanding  (as  defined  in  the
            Indenture) of all series to be affected (treated as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall, without the consent of the Holder of each Security affected (i) change the final maturity of the principal of, or installment of interest, if any, on any Security, or reduce the principal amount thereof or the interest thereon or any amount payable upon redemption thereof, or change the maturity of or reduce the amount of any payment to be made with respect to any Coupon, or change the currency or currencies in which the principal of or interest on such Security is denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Security, or impair the right to institute suit for the enforcement of any payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date); or (ii) reduce the percentage in principal amount of the outstanding Securities or any series, the consent of the Holders of which is required for any supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (each such series voting as a separate class)(or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of  the principal  of, or  interest  on any  of  the
            Securities or to the payment of any sinking fund installment. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture)






            shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

                 No reference herein to  the Indenture and no  provision
            of this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Debenture in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

                 The Debentures are issuable in regis tered form without
            coupons in denominations of $1,000 or any whole multiple of $1,000 at the office or agency; of the Issuer in Chicago, Illinois and in the manner and subject to the limitations provided in the Indenture but without the payment of any service charge, Debentures may be exchanged for a like aggregate principal amount of Debentures or other authorized denominations.

                 Upon due presentment  for registration  of transfer  of
            this Debenture  at the  office or  agency of  the Issuer  in
            Chicago, Illinois, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                 The Issuer, the Trustee and any authorized agent of the
            Issuer or  the Trustee  may deem  and treat  the  registered
            Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

                 No recourse under or  upon any obligation, covenant  or
            agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

                 The Indenture  with  respect  to  any  series  will  be
            discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities of such series or upon the deposit with the Trustee of funds sufficient for such payment in accordance with Article Ten of the Indenture.

                 Terms used herein  which are defined  in the  Indenture
            shall have the respective meanings assigned thereto in the Indenture.

                 This Debenture shall not be valid or become  obligatory
            for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to herein.

                 IN WITNESS WHEREOF, Ralston  Purina Company has  caused
            this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                 Dated:
                                          RALSTON PURINA COMPANY



                 By:_______________________________
                                               J. R. Elsesser
                                               Vice President and Chief
                                               Financial Officer




                 By:_______________________________
                                               R. D. Winney
                                               Treasurer







                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is one of the Securities of the series  designated
            herein referred to in the within-mentioned Indenture.

            Dated: ______________________      The First  National  Bank
            of Chicago,
                                            as Trustee



                 By:_____________________________
                                                  Authorized Officer








                 FOR VALUE RECEIVED, the undersigned hereby sells,
            assigns and transfers to


            INSERT SOCIAL SECURITY OR
            OTHER IDENTIFYING NUMBER OF
            ASSIGNEE

             _______________________________
            /______________________________/
            ___________________________________________

               PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

            ____________________________________________________________
            ___________

            ____________________________________________________________
            ____________

            the within Debenture of Ralston Purina Company, and all rights thereunder, and irrevocably constitutes and appoints

            ____________________________________________________________
            ___________

            to transfer said Debenture on the books of the within-named Company, with full power of substitution in the premises.


            Dated: _____________________

                 ___________________________________
                                          The signature to this
            assignment
                                          must correspond with the name
            as
                                          written upon the face of the
            Security
                                          in every particular without
            alteration
                                          or enlargement, or any change
                                          whatsoever.